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                                                                   EXHIBIT 3.3


                             ARTICLES OF ASSOCIATION

For the purpose of organizing an association to carry on the business of banking under the laws of the United States, the undersigned do enter into the following articles of association:

FIRST. The title of this association shall be "Enterprise National Bank of Tampa".

SECOND. The main office of the association shall be in Tampa, Hillsborough County, State of Florida. The general business of the association shall be conducted at its main office and its branches.

THIRD. The board of directors of this association shall consist of not less than five nor more than twenty-five shareholders, the exact number to be fixed and determined from time to time by resolution of a majority of the full board of directors or by resolution of the shareholders at any annual or special meeting thereof. Each director, during the full term of his or her directorship, shall own a minimum of $1,000 aggregate par value of stock of this association or a minimum par market value or equity interest of $1,000 of stock in the bank holding company, if any, controlling this association.

Any vacancy in the board of directors may be filled by action of the board of directors; provided, however, that a majority of the full board of directors may not increase the number of directors to a number which: (1) exceeds by more than two the number of directors last elected by shareholders, where the number of directors was 15 or less; and (2) exceeds by more than four the number of directors last elected by shareholders where the number was 16 or more, but in no event shall the number of directors exceed 25.

FOURTH. There shall be an annual meeting of the shareholders to elect directors and transact whatever other business may be brought before the meeting. It shall be held at the main office or any other convenient place the board of directors may designate, on the day of


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each year specified therefore in the bylaws, but, if no election is held on that day, it may be held on any subsequent day according to such lawful rules as may be prescribed by the board of directors.

Nominations for election to the board of directors may be made by the board of directors or by any stockholder of any outstanding class of capital stock of the bank entitled to vote for election of directors. Nominations other than those made by or on behalf of the existing bank management shall be made in writing and be delivered or mailed to the president of the bank and to the Comptroller of the Currency, Washington, D. C., not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors; provided, however, that, if less than 21 days notice of the meeting is given to shareholders, such nominations shall be mailed or delivered to the president of the bank and to the Comptroller of the Currency not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholder:

     -    The name and address of each proposed nominee.

     -    The principal occupation of each proposed nominee.

     - The total number of shares of capital stock of the bank that will be voted for each proposed nominee.

     -    The name and residence address of the notifying shareholder.

     - The number of shares of capital stock of the bank owned by the notifying shareholder. Nominations not made in accordance herewith may, in his/her discretion, be disregarded by the chairperson of the meeting, and upon his/her instructions, the vote tellers may disregard all votes cast for each such nominee.




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FIFTH. The authorized amount of capital stock of this association shall be Two
Million/Seven Hundred Thousand (2,700,000) shares of common stock of the par value of Five Dollars ($5.00) each; but said capital stock may be increased or decreased from time to time, according to the provisions of the laws of the United States.

No holder of shares of the capital stock of any class of the association shall have any preemptive or preferential right to purchase or right of subscription to any shares of any class of stock of the association, whether now or hereafter authorized, or any securities or obligations convertible into stock of the association, issued or sold; nor any other right of subscription to any thereof, other than such, if any, as the board of directors, in its discretion, may from time to time determine and at such price as the board of directors may from time to time fix.

The association, at any time and from time to time, may authorize and issue debt obligations, whether or not subordinated, without the approval of the shareholders.

SIXTH. The board of directors shall appoint one of its members president of this association, who shall be chairperson of the board, unless the board appoints another director to be the chairperson. The board of directors shall have the power to appoint one or more vice presidents; and to appoint a cashier and such other officers and employees as may be required to transact the business of this association.

The board of directors shall have the power to:

     -    Define the duties of the officers and employees of the association.

     -    Fix the salaries to be paid to the officers and employees.

     -    Dismiss officers and employees.




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     -    Require bonds from officers and employees and to fix the penalty thereof.

     - Regulate the manner in which any increase of the capital of the association shall be made.

     -    Manage and administer the business and affairs of the association.

     -    Make all bylaws that it may be lawful for the board to make.

     - Generally to perform all acts that are legal for a board of directors to perform.

SEVENTH. The board of directors shall have the power to change the location of the main office to any other place within the limits of the City of Tampa, Hillsborough County, Florida, without the approval of the shareholders, and shall have the power to establish or change the location of any branch or branches of the association to any other location, without the approval of the shareholders.

EIGHTH. The corporate existence of this association shall continue until terminated according to the laws of the United States.

NINTH. The board of directors of this association, or any eight or more shareholders owning, in the aggregate, not less than twenty percent ( 20%) of the stock of this association, may call a special meeting of shareholders at any time. Unless otherwise provided by the laws of the United States, a notice of the time, place, and purpose of every annual and special meeting of the shareholders shall be given by first-class mail, postage prepaid, mailed at least ten days prior to the date of the meeting to each shareholder of record at his/her address as shown upon the books of this association or pursuant to a waiver of such notice given by all shareholders entitled to receive notice of the meeting.




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TENTH.

(a) The association shall indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the association), by reason of the fact that he is or was a director, officer, employee, or agent of the association or is or was serving at the request of the association as director, officer, employee, or agent of another association, bank, corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof (other than expenses, penalties, or other payments incurred in an administrative proceeding or action instituted by an appropriate bank regulatory agency, which proceeding or action results in a final order assessing civil money penalties or requiring affirmative action by an individual or individuals in the form of payments to the association), if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the association and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the association or, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b) The association shall indemnify any person, who was or is a party to any proceeding by or in the right of the association to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the association or is or was serving at the request of the association as a director, officer, employee, or agent of another association, bank, corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of




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     litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof (other than expenses, penalties, or other payments incurred in an administrative proceeding or action instituted by an appropriate bank regulatory agency, which proceeding or action results in a final order assessing civil money penalties or requiring affirmative action by an individual or individuals in the form of payments to the association). Such indemnification shall be authorized if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the association, except that no indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

(c) To the extent that a director, officer, employee, or agent of the association has been successful on the merits or otherwise in defense of any proceeding referred to in subparagraph (a) or subparagraph (b), or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith (other than expenses, penalties, or other payments incurred in an administrative proceeding or action instituted by an appropriate bank regulatory agency, which proceeding or action results in a final order assessing civil money penalties or requiring affirmative action by an individual or individuals in the form of payments to the association).

(d) Any indemnification under subparagraph (a) or subparagraph (b), unless pursuant to a determination by a court, shall be made by the association only as authorized in the specific case upon a




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     determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subparagraph (a) or subparagraph (b). Such determination shall be made:

     (1) By the board of directors by a majority vote of a quorum consisting of directors who were not parties to such proceeding;

     (2) If such a quorum is not obtainable or, even if obtainable, by majority vote of a committee duly designated by the board of directors (in which directors who are parties may participate) consisting solely of two or more directors not at the time parties to the proceeding;

     (3)  By independent legal counsel:

          a. Selected by the board of directors prescribed in (1) above or the committee prescribed in (2) above; or

          b. If a quorum of the directors cannot be obtained for (1) above and the committee cannot be designated under (2) above, selected by majority vote of the full board of directors (in which directors who are parties may participate); or

     (4) By the shareholders by a majority vote of a quorum consisting of shareholders who were not parties to such proceeding or, if no such quorum is obtainable, by a majority vote of shareholders who were not parties to such proceeding.

(e) Evaluation of the reasonableness of expenses shall be made in the same manner as the determination that indemnification is authorized. However, if the determination of authorization is made by independent legal counsel, persons specified by subparagraph (d)(3) shall evaluate the reasonableness of expenses.




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(f)  Expenses incurred by an officer or director in defending a civil or criminal proceeding shall be paid by the association in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if he is ultimately found not to be entitled to indemnification by the association pursuant to this Paragraph. Expenses incurred by other employees and agents may be paid in advance upon such terms or conditions that the board of directors deems appropriate.

(g) The indemnification and advancement of expenses provided pursuant to this Paragraph are not exclusive, and the association may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees, or agents, under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. However, indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee, or agent if a judgment or other final adjudication establishes that his actions, or omissions to act, were material to the cause of action so adjudicated and constitute:

     (1) A violation of the criminal law, unless the director, officer, employee, or agent had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful;

     (2) A transaction from which the director, officer, employee, or agent derived an improper personal benefit;

     (3) In the case of a director, a circumstance under which the liability provisions of Section 607.144, or any successor provision, of the Florida General Corporation Act are applicable;




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     (4)  Willful misconduct or a conscious disregard for the best interests of the association in a proceeding by or in the right of the association to procure a judgment in its favor or in a proceeding by or in the right of a shareholder; or

     (5) Behavior which is adjudged in an administrative proceeding or action instituted by an appropriate bank regulatory agency to be deserving of a final order assessing civil money penalties or requiring affirmative action by an individual or individuals in the form of payments to the association.

(h) Indemnification and advancement of expenses as provided in this Paragraph shall continue, unless otherwise provided when authorized or ratified, as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person, unless otherwise provided when authorized or ratified.

(i) Notwithstanding the failure of the association to provide indemnification, and despite any contrary determination of the board or of the shareholders in the specific case, a director, officer, employee, or agent of the association who is or was a party to a proceeding may apply for indemnification or advancement of expenses, or both, to the court conducting the proceeding, to the circuit court, or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice that it considers necessary, may order indemnification and advancement of expenses, including expenses incurred in seeking court-ordered indemnification or advancement of expenses, if it determines that:

     (1) The director, officer, employee, or agent is entitled to mandatory indemnification under subparagraphs (a), (b) or (c), in which case the court shall also order the association to pay the director reasonable expenses incurred in obtaining court-ordered indemnification or advancement of expenses;




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     (2)  The director, officer, employee, or agent is entitled to indemnification or advancement of expenses, or both, by virtue of the exercise by the association of its power pursuant to subparagraph (g); or

     (3) The director, officer, employee, or agent is fairly and reasonably entitled to indemnification or advancement of expenses, or both, in view of all the relevant circumstances, regardless of whether such person met the standard of conduct set forth in subparagraph (a), subparagraph (b), or subparagraph (g).

(j) For purposes of this Paragraph, the term "association" includes, in addition to the resulting association, any constituent bank (including any constituent of a constituent) absorbed in a consolidation or merger, so that any person who is or was a director, officer, employee, or agent of a constituent bank, or is or was serving at the request of a constituent bank as a director, officer, employee, or agent of another association, bank, corporation, partnership, joint venture, trust, or other enterprise, is in the same position under this section with respect to the resulting or surviving association as he would have been with respect to such constituent bank if its separate existence had continued.

(k) For purposes of this Paragraph, the term "other enterprises" includes employee benefit plans; the term "expenses" includes counsel fees, including those for appeal; the term "liability" includes obligations to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to any employee benefit plan), and expenses actually and reasonably incurred with respect to a proceeding; the term "proceeding" includes any threatened, pending, or completed action, suit, or other type of proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal; the term "agent" includes a volunteer; and the term "serving at the request of the association" includes any service as a director, officer, employee, or agent of the association that imposes duties on such persons, including




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     duties relating to an employee benefit plan and its participants or beneficiaries; and the term "not opposed to the best interest of the association" describes the actions of a person who acts in good faith and in a manner he reasonably believes to be in the best interests of the participants and beneficiaries of an employee benefit plan.

(l) The association shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the association or is or was serving at the request of the association as a director, officer, employee, or agent of another association, bank, corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the association would have the power to indemnify him against such liability under the provisions of this Paragraph; provided, however, such insurance coverage shall explicitly exclude insurance coverage for a formal order assessing civil money penalties against a director, officer, employee or agent of the association.

(m) If any expenses or other amounts are paid by way of indemnification otherwise than by court order or action by the shareholders or by an insurance carrier pursuant to insurance maintained by the association, the association shall, not later than the time of delivery to shareholders of written notice of the next annual meeting of shareholders, unless such meeting is held within 3 months from the date of such payment, and, in any event, within 15 months from the date of such payment, deliver either personally or by mail to each shareholder of record at the time entitled to vote for the election of directors a statement specifying the persons paid, the amounts paid, and the nature and status at the time of such payment of the litigation or threatened litigation.

(n) The directors of the association shall not be personally liable for monetary damages to the association or any other person for any statement, vote, or decision regarding corporate management or




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     policy taken as a director at a duly called meeting of the board of directors, or any failure to take any action at such meeting, unless:

     (1)  The director breached or failed to perform his duties as a director;
          and

     (2) The director's breach of, or failure to perform, those duties constitutes:

          a. A violation of the criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful. A judgment or other final adjudication against the director in any criminal proceeding for a violation of the criminal law estops that director from contesting the fact that his breach, or failure to perform, constitutes a violation of the criminal law, but does not estop the director from establishing that he had reasonable cause to believe that his conduct was lawful or had no reasonable cause to believe that his conduct was unlawful;

          b. A transaction from which the director derived an improper personal benefit, either directly or indirectly;

          c.   A circumstance under which the liability provisions of Section
               607.144 of the Florida General Corporation Act are applicable;

          d. In a proceeding by or in the right of the association to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the association, or willful misconduct;

          e. In a proceeding by or in the right of someone other than the association or a shareholder, recklessness or an act or omission which was committed in bad faith or with




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               malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety or property; or

          f. Behavior which is adjudged in an administrative proceeding or action instituted by an appropriate bank regulatory agency to be deserving of a final order assessing civil money penalties or requiring affirmative action by an individual or individuals in the form of payments to the association.

If the Florida General Corporation Act is amended after approval by the shareholders of this paragraph to authorize action further eliminating or limiting the personal liability of directors, then the liability of a director of the association shall be eliminated or limited to the fullest extent permitted by the Florida General Corporation Act, as so amended. Any repeal or modification of this subparagraph by the shareholders of the association shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the association existing at the time of such repeal or modification.

ELEVENTH. These articles of association may be amended at any regular or special meeting of the shareholders by the affirmative vote of the holders of a majority of the stock of this association, unless the vote of the holders of a greater amount of stock is required by law, and in that case by the vote of the holders of such greater amount.




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IN WITNESS WHEREOF, we have hereunto set our hands this 18th day of February,
1988.



/s/ Thomas A. Cooper                       /s/ Julian H. Lifsey, Jr.
------------------------------------       ------------------------------------
Thomas A. Cooper                           Julian H. Lifsey, Jr.



/s/ Jon L. Courson                         /s/ C. Lee Maynard
------------------------------------       ------------------------------------
Jon L. Courson                             C. Lee Maynard



/s/ James W. Heavener                      /s/ Edward L. McWilliams
------------------------------------       ------------------------------------
James W. Heavener                          Edward L. McWilliams



/s/ Richard C. Kessler                     /s/ Donald F. Sink
------------------------------------       ------------------------------------
Richard C. Kessler                         Donald F. Sink



/s/ David D. King                          /s/ Ann B. Towne
------------------------------------       ------------------------------------
David D. King                              Ann B. Towne



/s/ William A. Krusen, Jr.                 /s/ Roy M. Wilcox
------------------------------------       ------------------------------------
William A. Krusen, Jr.                     Roy M. Wilcox





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